Farmer Bros Co.

Offices Warehouses and Plants:

The Corporation, Farmer Bros. Co., headquartered in Torrance, California, roasts and packages coffee, processes spices and other restaurant supplies at that location, and manufactures a complete line of coffee-brewing equipment at its Brewmatic Division plant in Los Angeles. The Corporation's primary business is conducted through its internal divisions: Restaurant and Institutional Sales Division, Brewmatic Division, Spice Products Division and Custom Coffee Plan Division; and one subsidiary, FBC Finance Company.



Executive Offices:

Farmer Bros. Co.
20333 South Normandie Avenue, Torrance, California
Restaurant and Institutional Sales Division
20401 South Normandie Avenue, Torrance, California
Brewmatic Company Division
20333 South Normandie Avenue, Torrance, California
Spice Products Company Division
20333 South Normandie Avenue, Torrance, California
Custom Coffee Plan Division
20333 South Normandie Avenue, Torrance, California
FBC Finance Co.
20333 South Normandie Avenue, Torrance, California





RESTAURANT AND INSTITUTIONAL SALES BRANCHES


Arizona

FLAGSTAFF
2385 N. Walgreen Street
Lake Havasu
1880 Commander Dr., Suite C
PHOENIX
1060 W. Alameda Dr.
Tempe
TUCSON
3818 South Evans Blvd.
YUMA
3320 E. Gila Ridge Rd.

Arkansas

FAYETTEVILLE
3901-D Kelly
Springdale
LITTLE ROCK
7630 Hardin Drive
North Little Rock

California

BAKERSFIELD
1135 W. Columbus
BISHOP
324 E. Clarke Street
Castroville
11460 Commercial Parkway
CHICO
252 East Avenue, Suite F
EUREKA
1825 3rd Street
FRESNO
4576 N. Bendel
LANCASTER
42138 7th Street West
OAKLAND
9844 Kitty Lane
Emeryville
PALM SPRINGS
72205 Corporate Way
Thousand Palms
REDDING
5601 Cedar Rd. - E
Resident Branch
RIVERSIDE
12101 Madera Way
SACRAMENTO
2450 Boatman Ave.
SAN DIEGO7855 Ostrow St., B
SAN GABRIEL
859 Meridian St.
Duarte
SAN JOSE
1462 Seareel Pl.
SAN LUIS OBISPO
3415 Miguelito Ct.
SANTA Ana
3921 W. Segerstrom Ave.
SANTA ROSA
470 E. Todd Rd.
STOCKTON
4243 Arch Road
TORRANCE
20401 S. Normandie Ave.
VALLEY
9373 Remick Ave.
Arleta
VENTURA
1350 Stellar Dr.
Oxnard
VICTORVILLE
17190 Yuma ST.
Victorville

Colorado

COLORADO SPRINGS
337 Manitou Ave.
Manitou Springs
DENVER
5595 Joliet Street
FORT COLLINS
4500 Innovation Drive
GRAND JUNCTION
2848 Chipeta Ave., #B

Idaho

BOISE
1625 South Curtis
IDAHO FALLS
805 S. Saturn Ave.
TWIN FALLS
445 5th Ave. W
Resident Branch

Illinois

CHICAGO
31W280 Diehl Rd., Unit 103
Naperville
MOLINE
2950 38th Avenue
SPRINGFIELD
3430 C Constitution Dr.
Indiana
EVANSVILLE
1905 N. Kentucky Ave.
INDIANAPOLIS
1123 Country Club Rd.

Iowa

DES MOINES
1662 N.E. 55th Ave.
OMAHA
3217 Nebraska Ave.
Council Bluffs
Kansas
WICHITA
2355 S. Edwards,
Suite B

Minnesota

DULUTH
4314 Enterprise Cr.
MINNEAPOLIS
3074 84th Lane N E
Blaine

Missouri

COLUMBIA
4881 B I-70 Drive SW
KANSAS CITY
9 N.E. Skyline Dr.
Lee's Summit
SPRINGFIELD
450 M S. Union
ST. LOUIS
12832 Pennridge Dr.

Montana

BILLINGS
2625 Enterprise
Ave.
GREAT FALLS
2600 16th St. N.E.
Black Eagle
MISSOULA
2751 Charlo St.
Nebraska
NORTH PLATTE
601 Sioux Meadow

Nevada

ELKO
460 S. A Street
LAS VEGAS
3417 Losee Rd.
CARSON CITY
3880 Technology Way

New Mexico

ALBUQUERQUE
5911 Office Blvd.
FARMINGTON
1414 Schofield Lane
Resident Branch
ROSWELL
710 East College

North Dakota

BISMARCK
3800 Commerce
Drive, Suite C
FARGO
710 38th St. N.W.
Unit C

Oklahoma

OKLAHOMA CITY
4611 S.W. 20th St.
TULSA
804 S. 8th St.
Broken Arrow

Oregon

BEND
20409 N. W. Cady
Way
Resident Branch
EUGENE
2545-F Prairie Rd.
MEDFORD
777 East Vilas Rd.
Central Point
PORTLAND
7515 N.E. 33rd Dr.
SALEM
3790-G Silverton Rd. NE

South Dakota

RAPID CITY
2030 Creek Dr.
SIOUX FALLS
2405 W. 5th St.

Tennessee

MEMPHIS
5753 E. Shelby Dr., Ste 1
NASHVILLE
1330 Foster Ave.

Texas

AMARILLO
1415 S. Johnson
St.
AUSTIN
2004 Lamar Dr.
Round Rock
CORPUS CHRISTI
3909 Wow Road
DALLAS/FT. WORTH
744 Avenue H East
Arlington
EL PASO
1325 Don Haskins Dr.
HOUSTON
6638 Rupley Circle
LUBBOCK
1608 D No. University
Resident Branch
McALLEN
1312 E. Laurel
ODESSA
2017 W. 7th
SAN ANTONIO
4930 Center Park
WICHITA FALLS
1404 Beverly Drive

Utah

SALT LAKE CITY
2230 So. 2000 West

Washington

SEATTLE
8660 Willows Rd.
Redmond
SPOKANE
E. 10915
Montgomery Dr.
TACOMA
9412 Front Street
Lakewood
YAKIMA
2301 S. 18th
Street
Union Gap

Wisconsin

GREEN BAY
1227 S. Maple Ave.
LA CROSSE
1232 Clinton St.
MADISON
1017 Jonathan Dr.
MILWAUKEE
W. 182 S8335-A Racine Ave.
Muskego

Wyoming

CASPER
2170 N. Old Salt
Creek Hwy.


Custom Coffee Plan BRANCHES:

California

North Hollywood
7419 Bellaire Ave.
San Diego
7855-A Ostrow St.
San Leandro
3041 Teagarden
Torrance
20333 S. Normandie Ave.

Colorado

Denver
5595 Joliet
Street, #B

Texas

Arlington
722 Avenue H East
Houston
11519 South
Petropark Drive